UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2022

INOGEN, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36309	33-0989359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Coromar Drive
Goleta, California		93117
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (805) 562-0500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	INGN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On December 19, 2022, Inogen, Inc. (the “Company”) determined to dispose of the technology intangible assets previously acquired from New Aera, Inc. and an affiliate of New Aera (collectively, “New Aera”) related to the Tidal Assist Ventilator (“TAV”) technology by ceasing development of such assets and abandoning the TAV program (the “Disposal Determination”). The Company made the Disposal Determination based on the Company’s assessment that continued development of the assets would not be economically feasible. The assessment considered many factors, including 1) the lack of compatibility and functionality of the technology intangible asset within the Company’s existing product portfolio, 2) the lack of commercial potential of such products that were not approved for ventilation Medicare reimbursement and a negative litigation outcome that occurred subsequent to the approved process, and 3) the substantial additional investment that would be required in order to attempt to achieve any commercial potential with substantial risk that no benefit would ever be achievable. There had been no significant revenue associated with sales of products developed from the technology intangible assets acquired from New Aera to date and the Company does not expect any revenue from such sales going forward.

In connection with the Disposal Determination, the Company estimates it will incur a loss on asset disposal of its technology intangible assets of approximately $53.4 million and loss on inventory of $0.2 to $0.3 million, partially offset by a decrease in the fair value of the Company’s New Aera earnout liability of approximately $13.6 to $13.7 million. The Company does not expect the asset disposal to result in any significant future cash charges.

The Company expects to dispose of the technology intangible assets by December 31, 2022 and expects to recognize these charges in the fourth quarter of 2022. These estimates are subject to a number of assumptions, and actual results may differ. The amounts set forth herein reflect the Company’s best estimate at this time. The Company continues to evaluate the amounts set forth herein and can make no assurances these estimates will not change.

Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding the Company’s estimated loss on asset disposal, loss on inventory, change in fair value of earnout liability, future cash charges, and estimates related to associated exit and winddown costs. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks related to the Company’s ability to implement its winddown plan as currently contemplated, risks that the Company’s estimates related to loss on asset disposal, loss on inventory, change in fair value of earnout liability, future cash charges, and associated exit and winddown costs may prove to be inaccurate and additional risks related to the Company’s decision to discontinue development of the New Aera assets as described herein. In addition, Inogen's business is subject to numerous additional risks and uncertainties and information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2021, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INOGEN, INC.

Date:	December 22, 2022	By:	/s/ Kristin Caltrider
Kristin Caltrider Executive Vice President Chief Financial Officer Treasurer (Principal Accounting and Financial Officer)